                      [KPMG PEAT MARWICK LLP LETTERHEAD]

                                                                      EXHIBIT 23





                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
Bell Bancorp, Inc.:

We consent to inclusion of our report dated May 24, 1996, with respect to the Consolidated Statements of Financial Condition of Bell Bancorp, Inc., and subsidiary as of March 31, 1996 and 1995, and the related Consolidated Statements of Earnings, Changes in Stockholders' Equity and Cash Flows for each of the years in the three-year period ended March 31, 1996, which report appears in the Form 8-K of Standard Federal Bancorporation, Inc. dated June 14, 1996.


                            /s/KPMG Peat Marwick LLP
Chicago, Illinois
June 13, 1996